UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015 (January 12, 2015)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 15, 2015, Luminex Corporation (the “Company”) is giving a presentation (“Investor Presentation”) to investors discussing, among other topics, an overview of the Company’s business and growth strategy. The presentation will be at the 33rd Annual J.P. Morgan Healthcare Conference in San Francisco, CA and will begin at 8:30 a.m. Pacific time (11:30 a.m. Eastern time).  A copy of the Investor Presentation, which is available at www.luminexcorp.com, is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The Company in the Investor Presentation discloses certain financial results both in accordance with generally accepted accounting principles (GAAP) and on a non-GAAP basis with adjustments for certain items. The Company believes that presentation of these non-GAAP financial measures is more indicative of the Company's ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. In addition, the Company's management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions.

The information in Item 7.01 of this Current Report on Form 8-K and the Investor Presentation attached as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2015	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation